UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 11, 2015

THE E.W. SCRIPPS COMPANY
(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 977-3000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE E.W. SCRIPPS COMPANY
INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page

5.07	Submission of Matters to a Vote of Security Holders	3

9.01	Financial Statements and Exhibits	3

Item 5.07 Submission of Matters to a Vote of Security Holders

A special meeting of the shareholders of The E. W. Scripps Company ("Scripps") was held on March 11, 2015 for the following purposes.

1. to consider and vote on a proposal to amend the articles of incorporation of Scripps to enable Scripps to issue in connection with the spin-off of its newspaper business the same class of common shares of the entity to be spun off to each holder of class A common shares and common voting shares of Scripps; and

2. to consider and vote on a proposal to approve the issuance of class A common shares pursuant to the merger of Journal Communications, Inc., a Wisconsin corporation, ("Journal Transactions") into a wholly owned subsidiary of Scripps.

The following table presents information on the aforesaid matters submitted to a vote of holders of common voting shares of Scripps at the special meeting:

Description of Matters Submitted	For	Against	Abstain

1. Amend the articles of incorporation	11,932,722	—	—
2. Issuance of class A common shares pursuant to Journal Transactions	11,932,722	—	—

The common voting shares voted as indicated above constituted all of the common voting shares of Scripps outstanding on the record date for the special meeting.

Holders of class A common shares were not entitled to vote.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description of Item

3.1	Amendment to Articles of Incorporation of The E. W. Scripps Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Douglas F. Lyons
Douglas F. Lyons
Vice President and Controller
(Principal Accounting Officer)
Dated: March 12, 2015

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